UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 20, 2025

Americold Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COLD	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders for fiscal year 2025, held on Tuesday, May 20, 2025, the following matters were submitted to a vote of the stockholders:

Proposal One: Election of Directors

Director Nominees	For	Against	Abstain	Broker Non-Votes
George J. Alburger, Jr.	239,638,027	12,013,683	50,520	6,086,348
Kelly H. Barrett	247,058,542	4,592,830	50,858	6,086,348
Robert L. Bass	244,386,243	7,266,618	49,369	6,086,348
George F. Chappelle Jr.	250,543,985	1,110,224	48,021	6,086,348
Antonio F. Fernandez	242,530,356	8,796,501	375,373	6,086,348
Pamela K. Kohn	248,765,043	2,887,714	49,473	6,086,348
David J. Neithercut	248,960,543	2,692,283	49,404	6,086,348
Mark R. Patterson	186,748,071	64,905,090	49,069	6,086,348
Andrew P. Power	250,285,154	1,356,663	60,413	6,086,348

Proposal Two: Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
192,800,669	58,831,204	70,357	6,086,348

Proposal Three: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
255,309,336	2,440,496	38,746

Proposal Four: Amend and Restate the Company's 2017 Equity Incentive Plan

For	Against	Abstain	Broker Non-Votes
240,384,724	11,265,781	51,725	6,086,348

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 21, 2025

Americold Realty Trust, Inc.

By:	/s/ E. Jay Wells
Name: E. Jay Wells
Title: Chief Financial Officer and Executive Vice President